Exhibit 10.48

THIRD ADDENDUM TO LEASE AND AGREEMENT - SPRING 1995
(LOWER LOTS)

This Third Addendum to Lease and Agreement – Spring 1995 (Lower Lots) (hereinafter referred to as this “Third Addendum”) is made effective the 22nd day of April, 2003, between Andrianakos Limited Liability Company, a Colorado limited liability company, the “Lessor,” and Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company, the “Lessee.”

RECITALS:

WHEREAS, Andrianakos Limited Liability Company and Anchor Coin d/b/a Colorado Central Station Casino entered into that certain Lease and Agreement – Spring 1995 (Lower Lots) dated August 15, 1995, as amended by Addendum to Lease and Agreement – Spring 1995 (Lower Lots) dated April 4, 1996, and by Second Addendum to Lease and Agreement – Spring 1995 (Lower Lots) effective as of March 21, 2003 (hereinafter collectively referred to as the “Lower Lot Lease”);

WHEREAS, Andrianakos Limited Liability Company and Anchor Coin d/b/a Colorado Central Station Casino entered into that certain Spring 1995 – Amended and Restated Vacant Ground Lease For Parking Lot Purposes and Agreement (Upper Lot) dated August 15, 1995 and Lease Addendum dated May 1, 2000 (hereinafter referred to as the “Upper Lot Lease”);

WHEREAS, Anchor Coin d/b/a Colorado Central Station Casino assigned the Upper Lot Lease to CCSC/Blackhawk, Inc. effective January 1, 2002 and CCSC/Blackhawk, Inc. d/b/a Colorado Central Station Casino and Andrianakos Limited Liability Company further amended the Upper Lot Lease by a Second Addendum to Spring 1995 – Amended and Restated Vacant Ground Lease for Parking Lot Purposes and Agreement (Upper Lot) dated effective April 22, 2003;

WHEREAS, Anchor Coin d/b/a Colorado Central Station Casino assigned the Lease to CCSC/Blackhawk, Inc. effective January 1, 2002;

WHEREAS, CCSC/Blackhawk, lnc., assigned the Lower Lot Lease and the Upper Lot Lease and conveyed the real property described on Schedule 1 (the “Isle Real Property”) to Isle of Capri Black Hawk, L.L.C. immediately prior to the effectiveness of this Third Addendum;

WHEREAS, the parties desire to add additional real property, including but not limited to, the Isle Real Property to the Property, as such term is defined in the Lower Lot Lease (hereinafter referred to as the “Lower Lot Property”), and to clarify the exact legal description of the property leased under the Lower Lot Lease; and

WHEREAS, the parties desire to otherwise amend and supplement the Lower Lot Lease as set forth herein.

NOW THEREFORE, be it agreed as follows:

AGREEMENT:

1.                                       Contemporaneous with the effective date of this Third Addendum, the Lessee shall execute a Special Warranty Deed conveying the Isle Real Property to Lessor free and clear of any liens or encumbrances except for easements, restrictions and covenants of record and shall deliver such deed to Lessor.

2.                                       Notwithstanding any contrary provision of the Lower Lot Lease or any amendments thereto, the parties agree that the Lower Lot Property, as the term “Property” is defined in the Lower Lot Lease (and which shall mean and refer to the property demised under. the Lower Lot Lease as the “Lower Lot Property”), shall be the real property described on the attached Exhibit A, which is incorporated herein by this reference. All previous definitions of the Property, as used in the Lower Lot Lease, are hereby deleted.

3.                                       The parties acknowledge that the total monthly rent under the Lower Lot Lease from and after April 1, 2003 (after adjustment in accordance with this paragraph) is equal to $135,351.84, subject to future adjustment pursuant to Paragraph A-5 of the Lower Lot Lease.

4.                                       Lessor acknowledges that persons who lease property to entities involved in gambling, such as Lessee, are subject to the Colorado Limited Gaming Act, C.R.S. §§ 12-47.1-101 et seq., as amended from time to time, and the regulations promulgated thereunder (collectively, the “Gaming Laws”), by the Colorado Limited Gaming Control Commission (the “Gaming Commission”) and the Colorado Division of Gaming (the “Division”) (the Gaming Commission and Division hereinafter collectively are referred to as the “Gaming Authorities”). Lessor acknowledges that Lessor and persons associated with Lessor may be required by the Gaming Authorities to submit financial, personal or other information to the Gaming Authorities and/or file application(s) for a determination of suitability, and if so required, Lessor agrees to submit, or cause to be submitted, such information and/or application(s), undergo such investigation(s), and pay the cost of any such investigation(s). Lessor agrees to use reasonable efforts comply with the applicable provisions of the Gaming Laws and any applicable orders of the Gaming Authorities.

5.                                       If at any time Lessee is required by the Director of the Division by final non-appealable order (provided that an appeal need not be prosecuted beyond the Gaming Commission in order to be considered final non-appealable), or by the Gaming Commission, to terminate the Lower Lot Lease or to terminate the use of any of the Real Property, as hereafter defined, because of Lessor or any person associated with Lessor (a “Licensing Problem”), then, in addition to any other rights set forth in this Lease, Lessee shall have the right to purchase the Lower Lot Property and the Upper Lot Property as is defined in the Upper Lot Lease (the “Upper Lot Property”) (the “Lower Lot Property” and the “Upper Lot Property” collectively referred to as the “Real Property”) from Lessor for a price equal to the Stream of Revenue Value, as defined in Paragraph 6 below. The closing of the purchase of the Real Property (the “Closing”) shall occur on the date designated by Lessee, but no sooner than fifteen (15) days and no later than one hundred and twenty (120) after Lessee gives written notice of its election to purchase the Real Property as a result of a Licensing Problem. Pending the Closing, Lessee shall continue to make all rental and other payments required by the Leases in a timely manner, unless prohibited from doing so by the Gaming Commission or the Director as a result of the Licensing Problem. At the Closing Lessor shall deliver a special warranty deed for the Property, subject only to (a) those items affecting the Real Property as of the date hereof, (b) real estate taxes and assessments, and (c) such other items as may be hereafter consented to by Lessee. In no event shall the Real Property be transferred subject to any monetary liens imposed on the Real Property by Lessor. At the Closing Lessee shall pay the purchase price to Lessor in cash or certified funds. If requested by Lessor, Lessee shall cooperate with Lessor (at no cost or liability to Lessee) in a 1031 exchange of real property utilizing the Real Property, but in no event shall Lessee be obligated to delay the purchase of the Real Property. The provisions of this paragraph and Paragraph 4 may be enforced by an action for specific performance, or any other remedies available at law or in equity. It is hereby agreed and acknowledged that the Lower Lot Property may not be purchased by Lessee without Lessee also purchasing the Upper Lot Property

6.                                       The “Stream of Revenue Value” of the Real Property is defined as the previous twelve (12) months aggregate of gross rental income from the date Lessee gives written notice of its election to purchase the Real Property payable to Lessor under the Lower Lot Lease and the Upper Lot Lease divided by a number equal to the prime interest rate published by the Wall Street Journal on the date of the election to purchase the Real Property by Lessee, plus 2 points, but in no event less than 7% or more than 9%. For illustration purposes only, if the aggregate gross rental for the previous 12 months equals $2,000,000 and the prime rate equals 6%, the Stream of Revenue Value would equal $2,000,000 divided by 8% (prime rate plus 2) for a total of $25,000,000.

7.                                       Lessor hereby consents to the assignment of the Lease to Lessee (without acknowledging that such consent is required), it being understood that such assignment will not relieve CCSC/Blackhawk, Inc. of any obligations under the Lease.

8.                                       As modified herein, all other terms and conditions of the Lease shall remain in full force and effect, and the Lease is hereby ratified and confirmed. This Addendum may be executed in counterparts.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be executed by its duly authorized officers as of the date on page one.

LESSEE			LESSOR

Isle of Capri Black Hawk, LLC			Andrianakos Limited Liability Company

By:	/s/ Allan B. Soloman		By:	/s/ Ioannis Andrianakos
	Title:	Allan B. Soloman		Ioannis Andrianakos, Manager
Executive Vice President